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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Cardiac Science, Inc. of our report dated February 23, 2001, except for Note 16 as to which the date is June 5, 2001, which contains an explanatory paragraph regarding the company's ability to continue as a going concern, relating to the consolidated financial statements of Cardiac Science, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Orange County, California
June 27, 2001